Exhibit 2.2

                FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


           FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT dated as of July 18, 1997 is by and among GE Capital Information Technology Solutions Acquisition Corp., a Delaware corporation ("Buyer"), The Future Now, Inc., an Ohio corporation, XLSource, Inc., an Arkansas corporation, E-C Computer Technical Services, Inc., a Texas corporation, RCK Computers, Inc., a Texas corporation (The Future Now, Inc., XLSource, Inc., E-C Computer Technical Services, Inc. and RCK Computers, Inc. are each a "Seller" and, collectively, the "Sellers") and Intelligent Electronics, Inc., a Pennsylvania corporation and, directly or indirectly, the sole shareholder of Sellers ("Shareholder").

          PRELIMINARY STATEMENT.  The Buyer, the Sellers, and the
Shareholder have entered into an Asset Purchase Agreement dated July 1, 1997 (as modified, amended or supplemented from time to time, the "Agreement"). Any term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Agreement.

          Each of the parties hereto have agreed to amend the Agreement as hereinafter set forth.

          SECTION 1. Amendments to Agreement. The Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

          (1) Section 3.01, Purchase Price, is amended to delete the first paragraph thereof and replace it with the following:

          (a) The purchase price to be paid by Buyer for the Purchased Assets and the assumption of the obligations of Sellers under the Assigned Agreements and the assumption of the Assumed Liabilities (the "Purchase Price") shall be an amount equal to the sum of $94,240,000.00 (Ninety-Four Million Two Hundred Forty Thousand Dollars), the sum of the Net Assets Acquired as of May 3, 1997 (except that Inventory and Receivables are as of June 30, 1997 with respect to E-C Computer Technical Services, Inc. and RCK Computers, Inc. and as of July 11, 1997 with respect to the rest of the Business) as set forth on Exhibit 3.01(a)(1), and $41,500,000.00 (Forty-One Million
Five Hundred Thousand Dollars) (the "Closing Payment"), as adjusted pursuant to Section 3.01(c) plus, the purchase price of any Fixed Assets acquired in accordance with Section 8.01(m). All payments in respect of the Purchase Price shall be allocated in accordance with the allocation of the Purchase Price as set forth on Exhibit 3.01(a)(2).

          (2) Section 3.01, Purchase Price, is further amended by (a) deleting "$126,116,000 (One Hundred Twenty-Six Million Five Hundred Thousand Dollars)" in the first and second lines of clause (b)(i) thereof and inserting in its place the following: "$102,454,000.00 (One Hundred and Two Million Four Hundred and Fifty-Four Thousand Dollars)" and (b) changing "$10,000,000" in the first line of clause (b)(ii) thereof to "$32,813,000.00".

          (3) Section 8.03(b), Shareholder's and Sellers' Agreement to Indemnify, is hereby amended to replace the word "and" immediately preceding the "(vi)" with a comma and to insert the following at the end of such section:

          "and (vii) any failure by Shareholder or Sellers to obtain the consent of any third party to the assignment of any Assigned Agreement to Buyer."

          (4) Section 8.03 is hereby amended to add at the end thereof the following:

          (g) Third Party Consents. Each of Buyer, Sellers and Shareholder shall, and Sellers and Shareholder shall cause XLConnect to, use its reasonable commercial efforts following the Closing Date to obtain any consents to the assignment of the Assigned Agreements which consents have not been obtained at the Closing Date.

          (5) Section 8.07, Non-Competition; Non-Solicitation, is hereby amended as follows:

     (i) Section 8.07(a)(i) is hereby amended to change the words "Exhibit 8.07(a)" to the words "Exhibit 8.07(a)(i)";

     (ii) Section 8.07(b)(i) is hereby amended to change the words "Exhibit 8.07(a)" to the words "Exhibit 8.07(a)(ii)"; and

     (iii) A new Section 8.07(d) is hereby added at the end thereof, as follows:

          (d)  Notwithstanding the provisions of Section 8.07(a)(i) and
Section 8.07(b)(i) hereof, none of the restrictions contained in such Sections shall apply with respect to any XLS Transferred Customer historically serviced by XLSource or XLConnect from the Brookfield, Wisconsin location or any XLS Transferred/XLC Customer historically serviced by XLSource from the Brookfield, Wisconsin location.

          (6)  Attachment A, Definitions, is hereby amended as follows:

     (i) The definition of "Other Sites" is hereby amended to delete the reference to the Clayton, Missouri site in (xiii) thereof;

     (ii) The definition of "XLS Transferred/XLC Customer" is hereby amended to read in full as follows:

          "XLS Transferred/XLC Customer" shall refer to any XLConnect customer listed on Exhibit 1 hereto to whom XLConnect provided
Computer Services with revenues in excess of $25,000 and Sellers received product revenues in excess of $100,000 during the first six months of 1997 on an annualized basis.

     (iii) The definition of "XLC Common Customer" is hereby amended to read in full as follows:

          "XLC Common Customer" shall refer to any customer who is both an XLS Transferred/XLC Customer and a customer to whom any GECITS
Entities provided Computer Services with revenues in excess of $25,000 or more during the first six months of 1997 on an annualized basis.

          (7) Exhibit 5.01(d)(1)(D), Intangibles, is hereby amended (a) to add the names "E-C Computer Technical Services, Inc." and "RCK Computers, Inc" and (b) to add the Intellectual Property listed below:

     Access to all network information relating to XLS Transferred Customers and customers party to a Power-by-the-Hour Agreement regarding special Logins, Login Scripts, Drive Mappings, Boot Disks, Menuing systems, etc. but not to such tools themselves.

     Access to special tagging, stickers, database's, spreadsheet's (asset & other) used for order for XLS Transferred Customers and customers party to a Power-by-the Hour Agreement including IP addresses, etc.
but not to such tools themselves.

     All customer owned product, including hardware, software, templates, and instructions.

     All CD Master and Duplicate Images, both current and old.

     A copy of all CD and other media backup for all Intellectual
Properties acquired by Buyer pursuant to the Agreement.

     Access to all custom modified disks pertaining to the integration of product for the Acquired Sites and the Other Sites but not to such tools themselves.

     Access to complete Promus Hotel integration instructions but not to such tools themselves.

     Access to instructions that include referencing ISO procedures but not to such tools themselves.

     Explanation of standard tools and disks used in the Business.

          (8) Exhibit 8.07(a), E-C Computer Technical Services, Inc. and RCK Computers, Inc. Customers, is hereby amended to change its name to "Exhibit 8.07(a)(i), E-C Computer Technical Services, Inc. and RCK Computers, Inc. Customers to whom XLConnect will not Provide Computer Services".

          (9) Exhibit 8.07(a)(ii) is hereby added to the Agreement and shall read in full as follows:

     E-C Computer Technical Services, Inc. and RCK Computers, Inc.
Customers

               All customers listed on Exhibit 8.07(a)(i).

               Altra Energy                    IMCON
               Amoco Gas                       Jay Consulting
               ANR Pipeline                    Jimmy
               Boerne ISD                      Kinetic Concepts
               Brown & Root, Inc.              Life Tabernacle
               Charles W. Street               Living Centers of America
               CHC                             MW Kellogg
               Coastal Corporation             NATCO
               Continental Airlines            PanEnergy
               Dennis Fielder                  Paul Medlock
               Elf Atochem                     Pennzoil
               Equitable Resources             Robert Thomas
               Georgia Gulf                    SGS
               Global Procurement              Shell Services
               Grinneil Fire Protection        St. Frances Cabrini
               H&H Dental                      Texas Commerce Bank
               Houston Cellular                Van Kampen
               Houston Police Dept.            Velvet Air

          (10) Exhibit 8.07(d), XLS Transferred/XLC Customers and Exhibit 8.07(f), XLC Common Customers, from and after the Closing Date, are deleted in their entirety from the Agreement.

          (11) Each reference to "GE Information Technology Solutions Acquisition Corp." in the Agreement shall be deemed to be a reference to the following: "GE Capital Information Technology Solutions Acquisition Corp."

          SECTION 2. Delivery of Lists of XLS Transferred/XLC Customers and XLC Common Customers. (a) Sellers, Shareholders and XLConnect agree to deliver to Buyer on or before July 22, 1997 a true and correct list of the XLS Transferred/XLC Customers.

     (b) Buyer agrees to deliver to XLSource on or before the date 20 business days following Buyer's receipt of the list of XLS Transferred/XLC Customers a true and correct list of the XLC Common Customers.

     (c) Each of Sellers, Shareholders, XLConnect and Buyer agree that until the date Buyer delivers the list of XLC Common Customers to XLSource it will not expand its provision of Computer Services to the customers listed on Exhibit 1.

          SECTION 3. Certain Severance Payments. Sellers and Shareholders agree to reimburse Buyer or any GECITS Entity for all severance payments (but not in excess of the severance payments that such Transferred Employees would have received if they had been terminated by Sellers, Shareholder or XLConnect on the Closing Date) made to the first ten Transferred Employees whose employment is terminated by Buyer or such GECITS Entity during the 60 days following the Closing Date. Buyer shall request such reimbursement in writing addressed to XLSource which request shall provide the names and amounts of the severance payments made for which reimbursement is requested. Sellers and Shareholders shall make such reimbursement within 10 days following receipt of any such request.

          SECTION 4. Availability of Certain Employees. Each of Buyer, Sellers and Shareholder acknowledge and agree that Marc Latham, Jill Mitchell and Mike Dunn presently perform certain management and support services with respect to the Oracle software being acquired by Buyer. Jill Mitchell and Mike Dunn are Transferred Employees. Buyer shall use its best efforts to make available to Sellers and Shareholder at least 10% of Jill Mitchell's and Mike Dunn's time during regular business hours for the first 150 days following the Closing Date to perform duties presently performed by such personnel. Sellers and Shareholder shall use their best efforts to make available to Buyer and the GECITS Entities at least 90% of the Marc Latham's time during regular business hours for the first 150 days following the Closing Date to perform duties presently performed by such personnel in connection with the Business. Following such 150 days, Marc Latham shall become a Transferred Employee.

          SECTION 5. Un-Wind with Respect to Certain Assigned Agreements. With respect to the Assigned Agreement with each of Computer Services
Corporation ("CSC") and Promus Hotels, Inc. ("Promus"), certain amounts have been deposited pursuant to the Escrow Agreement pending receipt of all necessary consents to the assignment thereof to Buyer. Buyer, Sellers and Shareholder agree that with respect to any such Assigned Agreement, if such consents to the assignment thereof are not received on or before the date 10 business days following the Closing Date, as promptly as practicable, to un-wind the purchase of such Assigned Agreements and the related Purchased Assets, including, without limitation, taking the following actions: (a) Buyer shall reassign such Assigned Agreement and the Receivables related thereto to XLSource, (b) Sellers and Shareholders shall purchase any accounts receivables related to such Assigned Agreement arising after the Closing Date from Buyer for a purchase price equal to the recorded amount thereof on Buyer's or any GECITS Entity's books, (c) XLSource shall hire the Transferred Employees servicing such accounts and (d) Sellers and Shareholders shall pay to Buyer an amount equal to the difference between
(x) the portion of the Purchase Price allocable to such Assigned Agreements and the related Purchased Assets, including without limitation, with respect to CSC, 17.45% of the purchase price premium ($41,500,000) and with respect to Promus, 2.1% of such premium) less (y) the sum of the amount distributed to Buyer pursuant to the Escrow Agreement with respect to such Assigned Agreement and the amount of any Receivables related to such Assigned Agreement collected by Buyer, if such difference is positive and Buyer shall pay an amount equal to such difference to XLSource, if such difference is negative.

          SECTION 6. Subsequent Assignment of WCUP. With respect to the Subcontract Agreement dated January 1, 1995 with Hewlett-Packard Company ("WCUP") Buyer, Sellers and Shareholder agree that if consent to the assignment thereof is received on or before the date 10 business days following the Closing Date, as promptly as practicable: (a) Buyer shall assign such Subcontract Agreement and the Receivables related thereto to Buyer and from and after such assignment, such Subcontract Agreement shall constitute an Assigned Agreement, (b) Buyer, Sellers, Shareholders and XLConnect shall release and deliver the WCUP Services Agreement that has been executed on the Closing Date, (c) Buyer shall purchase such Subcontract Agreement and any related Purchased Assets for a purchase price of $525,000 and (d) Buyer shall provide XLSource with reasonable access to the server servicing such account for up to 90 days following the date of such assignment during normal business hours in a manner that is not disruptive of Buyer's or any other GECITS Entity's business.

          SECTION 7. Purchase of Fixed Assets at Other Sites. On or before the date 20 business days following the Closing Date, Buyer shall notify XLSource of any Fixed Assets located at the Other Sites which Buyer desires to purchase. Such Fixed Assets shall be purchased at a purchase price equal to the net book value thereof on Sellers' or Shareholder's books. Payment of the purchase price therefor shall be included in the Post-Closing Adjustment.

          SECTION 8. Oracle-Related Assets. Buyer agrees that XLConnect shall have the right to obtain and use copies of all data in the Oracle System acquired by Buyer as part of the Business and any proprietary software developed for use with such Oracle System.

          SECTION 9. Time of Closing. Buyer, Sellers and Shareholders agree that the Closing hereunder shall have occurred at 8:00 A.M. on July 18, 1997.

          SECTION 10. Condition of Effectiveness. This First Amendment shall become effective as of the date on which each of the parties hereto shall each executed and delivered this First Amendment.

          SECTION 11. Reference to and Effect on the Agreement. (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the documents delivered in connection therewith, shall mean and be a reference to the Agreement as amended hereby.

          (b) The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any party to the Agreement, nor constitute a waiver of any provision of the Agreement, and, except as specifically provided herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          SECTION 12. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          SECTION 13. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

          SECTION 14. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this First Amendment by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

                         GE INFORMATION TECHNOLOGY SOLUTIONS ACQUISITION CORP., as Buyer


                         By: /s/ Gerald A. Poch
                            ---------------------------------------------
                            Name:  Gerald A. Poch
                            Title: Chairman of the Board and President


                         THE FUTURE NOW, INC.,
                         as Seller


                         By: /s/ Alan Resneck
                            ----------------------------------------------
                            Name:  Alan Resneck
                            Title: Vice President, Secretary and Treasurer



                         XLSOURCE, INC.,
                         as Seller


                         By: /s/ Alan Resneck
                            ----------------------------------------------
                            Name:  Alan Resneck
                            Title: Vice President, Secretary and Treasurer


                         E-C COMPUTER TECHNICAL SERVICES, INC.,
                         as Seller


                         By: /s/ Alan Resneck
                            ----------------------------------------------
                            Name:  Alan Resneck
                            Title: Vice President, Secretary and Treasurer


                         RCK COMPUTERS, INC.,
                         as Seller


                         By: /s/ Alan Resneck
                            ----------------------------------------------
                            Name:  Alan Resneck
                            Title: Vice President


                         INTELLIGENT ELECTRONICS, INC., as Shareholder


                         By: /s/ Alan Resneck
                            ----------------------------------------------
                            Name:  Alan Resneck
                            Title:  Secretary

XLCONNECT SOLUTIONS, INC. XLCONNECT
SERVICES, INC. and XLCONNECT SYSTEMS,
INC., each hereby agrees to and accepts
its obligations under Section 2 hereof.

XLCONNECT SOLUTIONS, INC.

By: /s/ M. Hermina Glaser
   ------------------------------------------
   Name:  M. Hermina Glaser
   Title: Vice President

XLCONNECT SERVICES, INC.

By: /s/ M. Hermina Glaser
   ------------------------------------------
   Name:  M. Hermina Glaser
   Title: Vice President

XLCONNECT SYSTEMS, INC.

By: /s/ M. Hermina Glaser
   ------------------------------------------
   Name:  M. Hermina Glaser
   Title: Vice President